LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned's hereby makes, constitutes
and appoints Gary Begeman, Shana C. Smith, and/or
Daniel E. Freiman as the
undersigned's true and lawful
attorneys-in-fact, with full power and authority
as hereinafter
described on behalf of and in the name, place and stead of the undersigned to:

(1) file and request for and on behalf of the undersigned, in the undersigned's
capacity as an officer of NII Holdings, Inc. (the
"Company"), an application in
Form ID for access codes to file on
Edgar with the Securities and Exchange
Commission;

(2) prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5
(including and amendments thereto) with respect to the
securities of NII
Holdings, Inc., a Delaware corporation (the
"Company") with the United States
Securities and Exchange Commission,
any national securities exchanges and the
Company, as considered
necessary or advisable under Section 16(a) of the
Securities Exchange
Act of 1934 and the rules and regulations promulgated
thereunder, as
amended from time to time (the "Exchange Act");

(3) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan
administrators and trustees, and the undersigned hereby authorizes any such
person to release any such information to the undersigned
and approves and
ratifies any such release of information; and

(4) perform any and all other acts which in the discretion of such attorneys-in-fact are necessary or desirable for and on behalf of the
undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1) this Power of Attorney authorizes, but does not require, such
attorneys-in-fact to act in their discretion on information
provided to such
attorneys-in-fact without independent verification
of such information;

(2) any documents prepared and/or executed by such attorneys-in-fact on behalf
of the undersigned pursuant to this Power of Attorney will
be in such form and
will contain such information and disclosure as
such attorneys-in-fact, in his
or her discretion, deems necessary
or desirable;

(3) neither the Company nor such attorneys-in-fact assumes (i) any liability for
the undersigned's responsibility to comply with the
requirement of the Exchange
Act, (ii) any liability of the undersigned
for any failure to comply with such
requirements, or (iii) any
obligation or liability of the undersigned for
profit disgorgement
under Section 16(b) of the Exchange Act; and

(4) this Power of Attorney does not relieve the undersigned from responsibility
for compliance with the undersigned's obligations
under the Exchange Act,
including without limitation the reporting
requirements under Section 16 of the
Exchange Act.

The undersigned hereby gives and grants the foregoing attorneys-in-
fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorneys-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of
Attorney.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 6th day of May, 2015.

/s/ Timothy M. Mulieri
Timothy M. Mulieri